UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 21, 2019

ELEVATE CREDIT, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37680	46-4714474
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4150 International Plaza, Suite 300

Fort Worth, Texas 76109

(Address of Principal Executive Offices, and Zip Code)

(817) 928-1500

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.0004 par value	ELVT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 29, 2019, Elevate Credit, Inc. (the “Company”) announced that effective July 31, 2019, Jason Harvison, age 43, assumed the role of Interim Chief Executive Officer (“CEO”) of the Company.

Effective November 21, 2019, Mr. Harvison accepted the offer from the Company’s Board of Directors to serve as the Company’s CEO on a permanent basis. In connection with Mr. Harvison’s acceptance of the permanent CEO role, he was also elected, effective as of the same date, to the Board of Directors, to serve as a Class II director.

Mr. Harvison served as the Company’s Chief Operating Officer since 2014 until he was appointed Interim CEO in July 2019. He was a member of the Board of Directors from 2014 to January 2018 and a member of the Risk Committee through July 2016. Mr. Harvison served as the Company’s Chief Financial Officer from May 2014 to December 2014, as well as the Chief Product Officer from May 2014 to October 2014. He joined the Company’s predecessor company in 2003.

In connection with Mr. Harvison’s appointment as CEO, the Company entered into an Amended and Restated Employment Agreement (the “Employment Agreement”) with Mr. Harvison. Pursuant to the terms of the Employment Agreement, Mr. Harvison will receive an annual base salary of $600,000 and be eligible for an annual bonus, with a target bonus of 100% of his base salary, based on achievement of performance goals and business conditions at the Company. Within five days of execution of the Employment Agreement, Mr. Harvison will be granted an award of restricted stock units (“RSUs”) with a grant value of $1,000,000 based on the fair value of the Company’s common stock on the award date, which will vest in four equal annual installments over the first four anniversaries of the date of grant, subject to Mr. Harvison’s continued employment. In addition, on or before March 15, 2020, Mr. Harvison will be granted RSUs with a grant value of $2,200,000 based on the fair value of the Company’s common stock on such future award date. In addition, Mr. Harvison is also eligible to participate in the Company’s employee benefit plans available to its employees, subject to the terms of those plans.

In the event of Mr. Harvison’s termination or resignation, Mr. Harvison will be entitled to the following compensation and benefits:

•

In the event that Mr. Harvison is terminated by the Company without cause relating to a Change in Control (as defined in the Employment Agreement), or Mr. Harvison resigns with Good Reason (as defined in the Employment Agreement) related to a Change in Control, Mr. Harvison will be entitled to his base salary pro-rated through the date of termination, any accrued but unpaid annual bonus for the prior year, a lump-sum payment of 100% of the target bonus for the year in which the termination occurs, automatic full vesting in all outstanding equity grants prior to the date of termination, and severance pay in an amount equal to (i) cash payments in an amount equal to twenty-four months of Mr. Harvison’s base salary existing at the time of his termination, in equal installments, and (ii) continuation of COBRA coverage paid by the Company through twenty-four months following the date of termination.

•

In the event that Mr. Harvison is terminated by the Company without cause unrelated to a Change in Control, or Mr. Harvison resigns with Good Reason, Mr. Harvison will be entitled to his base salary pro-rated through the date of termination, any accrued but unpaid annual bonus for the prior year, a pro-rated target bonus to that point in the year in which the termination occurs, and severance pay in an amount equal to (i) cash payments in an amount equal to twenty-four months of Mr. Harvison’s base salary existing at the time of his termination, in equal installments, and (ii) continuation of COBRA coverage paid by the Company through twenty-four months following the date of termination.

•

In the event that Mr. Harvison’s employment is terminated with Cause by the Company, or if Mr. Harvison resigns without Good Reason, Mr. Harvison will be entitled to his base salary pro-rated through the date of termination and any accrued but unpaid annual bonus for the prior year.

•

In the event that Mr. Harvison’s employment terminates upon disability, Mr. Harvison will be entitled to cash severance payments for twelve months following termination in an amount (payable in monthly installments) equal to the difference between Mr. Harvison’s base salary existing at the time of his termination and any cash payments made to Mr. Harvison under the applicable disability insurance plan of the Company.

•	In the event that Mr. Harvison’s employment terminates upon death, Mr. Harvison’s estate will receive any accrued but unpaid annual bonus for the prior year.

Mr. Harvison will not receive any compensation for his services as a Class II director on the Board of Directors.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Mr. Harvison was not appointed pursuant to any arrangement or understanding between Mr. Harvison and any other person. There are no family relationships between Mr. Harvison and any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. Neither the Company nor any of its subsidiaries has entered into any transactions with Mr. Harvison described in Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, dated November 21, 2019, by and between Jason Harvison and Elevate Credit Service, LLC.

99.1	Press release, dated November 21, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELEVATE CREDIT, INC.

Date: November 22, 2019	By:	/s/ Christopher Lutes
Christopher Lutes
Chief Financial Officer